UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

 New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 16, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of ImClone Systems Incorporated (the “Company”) designated Mr. Richard Crowley (Senior Vice President, Biopharmaceutical Operations), Ms. Andrea Rabney (Vice President, Corporate Communications), Ms. Lisa Cammy (Vice President, Human Resources) and Mr. Erik Ramanathan (Vice President, Secretary and General Counsel) as Tier 2 participants under the Company’s Change-in-Control Plan (the “Plan”) and Ms. Ana Stancic (Vice President, Controller and Chief Accounting Officer) as a Tier 3 participant under the Plan. The Committee had previously designated Dr. Philip Frost (Executive Vice President and Chief Scientific Officer), Mr. Michael Howerton (Senior Vice President and Chief Financial Officer), Mr. Ronald Martell (Senior Vice President, Commercial Operations) and Dr. Eric Rowinsky (Senior Vice President, Clinical Research and Chief Medical Officer) as Tier 2 participants under the Plan. Further, the Committee amended the Plan to (i) provide for alternative treatment of excise taxes imposed on participants pursuant to Internal Revenue Code Section 280G, subject to certain limitations, including a full gross-up payment by the Company, a payment cutback to 2.99 times the Base Amount (as defined in the Plan), no gross-up treatment, the better of a payout cutback or no gross-up treatment, or such other alternatives as the Committee shall determine, each as specified by the Committee at the time of designation of an executive as a participant in the Plan (or thereafter, subject to the conditions of the Plan) and (ii) specify provisions to comply with the payment delays required by Internal Revenue Code Section 409A in the event an executive is a “key employee” within the meaning of such Section. Mr. Crowley was designated as being eligible to receive a full gross-up payment by the Company, subject to the Plan’s limitations, while Ms. Rabney, Ms. Cammy, Mr. Ramanathan and Ms. Stancic were designated as having the better of a payout cutback or no gross-up treatment.

Also on February 16, 2006, the Committee adopted a transition severance plan (the “Severance Plan”) for certain employees of the Company not cited above, whereby each such employee is eligible to receive a severance payment from the Company (varying between six and twelve months of the employee’s base salary) upon any involuntary termination of his or her employment by the Company without cause and, following any change in control of the Company, upon his or her voluntary termination of employment for good reason. The Severance Plan’s duration is 18 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

Dated: February 23, 2006	By:	/s/ Erik D. Ramanathan
Erik D. Ramanathan
Vice President, General Counsel